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                                                               EXHIBIT 99.(a)(5)


                               ZAPATA CORPORATION

                           OFFER TO PURCHASE FOR CASH
                  UP TO 15,000,000 SHARES OF ITS COMMON STOCK
                             AT $4.50 NET PER SHARE

                                                                January 14, 1997

To Our Clients:

         Enclosed for your consideration are the Offer to Purchase dated January 14, 1997, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the Offer by Zapata Corporation, a Delaware corporation (the "Company"), to purchase up to 15,000,000 shares of its Common Stock, par value $0.25 per share (such shares together with all other outstanding shares of Common Stock of the Company are herein referred to as the "Shares"), at a price of $4.50 per Share, upon the terms and subject to the conditions of the Offer. We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

         We request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

         Your attention is invited to the following:

         1. The Offer, proration period and withdrawal rights expire at 5:00 p.m., New York City time, on Thursday, February 20, 1997, unless the Offer is extended.

         2. The Offer is conditioned upon a minimum of 10,000,000 Shares being validly tendered and not withdrawn prior to the expiration of the Offer. The Offer is also subject to certain other conditions described in the Offer to Purchase.

         3. Any stock transfer taxes applicable to the sale of Shares to the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

         If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the attached instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer.

         As described in the Offer to Purchase, if fewer than all Shares validly tendered prior to the expiration of the Offer are to be purchased by the Company, the Company, upon the terms and subject to the conditions of the Offer, will accept Shares for purchase on a pro rata basis, if necessary (with adjustments to avoid purchases of fractional Shares).

         THE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. IN THOSE JURISDICTIONS THE LAWS OF WHICH REQUIRE THAT THE OFFER BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF THE COMPANY BY ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.





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            INSTRUCTIONS WITH RESPECT TO OFFER TO PURCHASE FOR CASH
                    UP TO 15,000,000 SHARES OF COMMON STOCK
                                       OF
                               ZAPATA CORPORATION

         The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated January 14, 1997, and the related Letter of Transmittal in connection with the Offer by Zapata Corporation (the "Company") to purchase up to 15,000,000 shares of its Common Stock, par value $0.25 per share (such shares together with all other outstanding shares of Common Stock of the Company are herein referred to as the "Shares"), at a price of $4.50 per Share, net to the undersigned in cash.

         This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

[ ] By checking this box, all Shares held for the account of the undersigned will be tendered. If fewer than all Shares are to be tendered, please check the box and indicate below the aggregate number of Shares to be tendered.

                                                   Shares*
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*        Unless otherwise indicated, it will be assumed that all Shares held for the account of the undersigned are to be tendered.


                                  SIGN HERE


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        SIGNATURE(S)


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PLEASE PRINT NAME(S) AND ADDRESS(ES) HERE

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